Filed Pursuant to Rule 424(b)(5)
Registration No. 333-221305

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

4.800% Notes due 2030	$250,000,000	109.686%	$274,215,000	$35,593.11

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 2, 2017)

$250,000,000

Ecolab Inc.

4.800% Notes due 2030

              The notes will bear interest at a rate of 4.800% per year and will mature on March 24, 2030. The notes offered hereby constitute a further issuance of our 4.800% notes due 2030, initially issued on March 24, 2020, and will be consolidated and form a single series with the previously issued and currently-outstanding $500,000,000 aggregate principal amount of our 4.800% notes due 2030 (the "previously issued notes"). Interest on the notes will be payable semi-annually in arrears on March 24 and September 24 of each year, beginning September 24, 2020. We may redeem the notes at our option, in whole at any time or in part from time to time, at the applicable redemption price described under "Description of the Notes—Optional Redemption." If a change of control repurchase event as described herein occurs, unless we have exercised our option to redeem the notes, we will be required to offer to repurchase the notes at the price described under "Description of the Notes—Offer to Repurchase upon a Change of Control Repurchase Event."

              The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior indebtedness from time to time outstanding. The notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

              Investing in the notes involves risks that are described under "Risk Factors" beginning on page S-7 of this prospectus supplement and the risks discussed in the documents we file with the U.S. Securities and Exchange Commission.

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)	109.686%	$274,215,000
Underwriting discount	0.650%	$1,625,000
Proceeds, before expenses, to us	109.036%	$272,590,000

(1)
Plus accrued interest from and including March 24, 2020 to but excluding the delivery date. Accrued interest on the notes offered hereby must be paid by the purchasers of the notes.

              The notes will not be listed on any securities exchange and, currently, there is no public market for the notes.

              The underwriters expect to deliver the notes to purchasers in book-entry form only through The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV on or about March 31, 2020.

Joint Book-Running Managers

BofA Securities	Citigroup	Goldman Sachs & Co. LLC
MUFG		US Bancorp
Co-Managers
Credit Suisse	J.P. Morgan	SMBC Nikko

The date of this prospectus supplement is March 27, 2020.

              No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we have authorized, and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any such free writing prospectus is correct as of any time subsequent to the date of such information.

              The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer or a solicitation on our behalf or by the underwriters to subscribe to or purchase any of the notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. See "Underwriting (Conflicts of Interest)."

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

              This document is in two parts. The first part is this prospectus supplement, which contains the specific terms of this offering of notes and certain other matters relating to Ecolab. The second part is the prospectus dated November 2, 2017, which is part of our registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") and contains more general information about, among other things, debt securities we may offer from time to time, some of which does not apply to this offering of notes.

              This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined.

              You will find more information about us in the prospectus. Any statements made in this prospectus supplement or the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the notes. You should also read and consider the information in the documents to which we have referred you in "Where You Can Find More Information" in the prospectus accompanying this prospectus supplement.

              Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to "Ecolab," "we," "our," "us," "the Company" or similar references are to Ecolab Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

              We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including Ecolab, that file electronically with the SEC at http://www.sec.gov.

              The SEC's rules allow us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus. Information that we file subsequent to the date of this prospectus supplement with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange

S-ii

Act"), after the initial filing of this prospectus supplement and prior to the time that we sell all of the securities offered by this prospectus supplement and the accompanying prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2019 (including the portions of our proxy statement for the 2020 annual meeting of stockholders, filed on March 20, 2020, specifically incorporated by reference into Part III thereof); and

  •
  our Current Reports on Form 8-K filed on March 4, 2020 and March 24, 2020.

              We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K into this filing or any future filings, unless specifically stated otherwise. You may obtain copies, without charge, of documents incorporated by reference in this prospectus supplement and the accompanying prospectus, by requesting them in writing or orally. To receive any such copy, call or write:

Ecolab Inc.
1 Ecolab Place
St. Paul, Minnesota 55102
Attn: Corporate Secretary
1-800-232-6522

              Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus supplement and the accompanying prospectus.

              General information about us, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.ecolab.com/investor as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus supplement or the accompanying prospectus or our other securities filings.

FORWARD-LOOKING STATEMENTS

              This prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein by reference, may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. In this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, we discuss expectations regarding our business, financial condition and results of operations. Without limiting the foregoing, words or phrases such as "will likely result," "are expected to," "will be," "will continue," "is anticipated," "we believe," "we expect," "estimate," "project" (including the negative or variations thereof), "intends," "could," or similar terminology, generally identify forward-looking statements. Forward-looking statements may also represent challenging goals for us. These statements, which represent our expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such forward-looking statements. We caution that undue reliance should not be placed on such forward-looking statements, which speak only as of the date made.

              Additional risks and uncertainties that could cause results to differ materially from those expressed in any forward-looking statements are discussed in "Risk Factors" in this prospectus supplement and under Item 1A, entitled "Risk Factors," of our Annual Report on Form 10-K for the

S-iii

year ended December 31, 2019, which is incorporated by reference herein, and include potential effects of the coronavirus (COVID-19) pandemic; the vitality of the markets we serve, including the impact of oil and other energy price fluctuations; the impact of economic factors such as the worldwide economy, capital flows, interest rates, foreign currency risk and reduced sales and earnings in our international operations resulting from the weakening of local currencies versus the U.S. dollar; our ability to execute key business initiatives, including restructurings and our Enterprise Resource Planning system upgrades; potential information technology infrastructure failures or breaches in data security; our ability to achieve the intended benefits of our plan to separate our Upstream Energy business and combine it with Apergy Corporation; our ability to attract, retain and develop high caliber management talent to lead our business; our ability to successfully compete with respect to value, innovation and customer support; exposure to global economic, political and legal risks related to our international operations; difficulty in procuring raw materials or fluctuations in raw material costs; pressure on operations from consolidation of customers or vendors; the costs and effects of complying with laws and regulations, including those relating to the environment, to the manufacture, storage, distribution, sale and use of our products and to labor and employment, as well as to the conduct of our business generally; the occurrence of litigation or claims, including the pending lawsuits against certain of our subsidiaries related to the Deepwater Horizon oil spill or class action lawsuits; restraints on pricing flexibility due to contractual obligations; our ability to acquire complementary businesses and to effectively integrate such businesses; changes in tax laws and unanticipated tax liabilities; potential loss of deferred tax assets; our indebtedness, and any failure to comply with the covenants that apply to our indebtedness; public health outbreaks, epidemics or pandemics, such as the current outbreak of COVID-19; potential losses arising from the impairment of goodwill or other assets; potential chemical spill or release; the loss or insolvency of a major customer or distributor; repeated or prolonged government and/or business shutdowns or similar events; acts of war or terrorism; natural or man-made disasters; water shortages; severe weather conditions; and other uncertainties or risks reported from time to time in our reports to the SEC.

              You should carefully consider all of the information in or incorporated by reference into this prospectus supplement and the accompanying prospectus prior to investing in the notes. Except as may be required under applicable law, we do not undertake, and expressly disclaim, any duty to update our forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

              This summary highlights selected information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you in making a decision whether or not to purchase notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents filed with the SEC that are incorporated by reference herein and therein before investing in the notes. You should also carefully consider the matters discussed in the section entitled "Risk Factors" in Item 1A of Ecolab's Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

 Ecolab's Business

              With 2019 sales of $14.9 billion, we believe we are the global leader in water, hygiene and energy technologies and services that protect people and vital resources. We deliver comprehensive solutions and on-site service to promote safe food, maintain clean environments, optimize water and energy use, and develop and improve operating efficiencies for customers in the food, healthcare, energy, hospitality and industrial markets in more than 170 countries. Our cleaning and sanitizing programs and products, and pest elimination services, support customers in the foodservice, food and beverage processing, hospitality, healthcare, government and education, retail, textile care and commercial facilities management sectors. Our products and technologies are also used in water treatment, pollution control, energy conservation, oil production and refining, primary metals manufacturing, papermaking, mining and other industrial processes.

Recent Developments

Planned Divestiture of Upstream Energy Business

              On December 18, 2019, we entered into definitive agreements with ChampionX Holding Inc. ("ChampionX"), a wholly owned subsidiary of Ecolab, and Apergy Corporation ("Apergy"), pursuant to which we will separate the upstream energy business of our Global Energy segment (the "Upstream Energy Business") and combine it with Apergy in a tax-efficient reverse Morris Trust transaction (the "ChampionX Transaction"). Subject to the terms and conditions of those agreements, we will transfer the Upstream Energy Business to ChampionX, after which we will distribute to our stockholders, by means of a split-off and/or spin-off, all of the issued and outstanding shares of common stock of ChampionX held by us, and immediately after the distribution of ChampionX common stock to our stockholders, a wholly owned subsidiary of Apergy will merge with and into ChampionX, with ChampionX surviving as a wholly owned subsidiary of Apergy, and the shares of ChampionX common stock will be converted into shares of Apergy common stock. Upon completion of the merger, ChampionX's stockholders will own approximately 62% of the outstanding common stock of Apergy on a fully diluted basis. In the ChampionX Transaction, we will receive a cash distribution from ChampionX equal to $525 million plus the estimated amount of certain taxes paid prior to the separation of the Upstream Energy Business up to a $12 million cap. We expect the ChampionX Transaction to be completed in the second quarter of 2020, subject to the satisfaction or waiver of customary closing conditions, including approval by Apergy's stockholders, approval by certain foreign regulatory authorities and receipt of opinions with respect to the tax-free nature of the ChampionX Transaction. Upon closing of the ChampionX Transaction, we expect to classify the historical results of the Upstream Energy Business as discontinued operations in our financial statements.

              For the year ended December 31, 2018 and the nine months ended September 30, 2019, the Upstream Energy Business generated approximately $2.4 billion and $1.8 billion, respectively, in net sales, approximately $117.5 million and $107.5 million, respectively, in operating income and approximately $102.2 million and $84.3 million, respectively, in net income attributable to the Upstream Energy Business. The Upstream Energy Business had total assets of approximately $4.4 billion and $4.3 billion as of December 31, 2018 and September 30, 2019, respectively.

Corporate Information

              Our principal executive offices are located at 1 Ecolab Place, St. Paul, Minnesota 55102. Our telephone number at our principal executive offices is 1-800-232-6522. Our Internet website address is www.ecolab.com. The information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

 The Offering

              The following summary describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. This summary does not contain all the information that may be important to you. For a more complete understanding of the notes, see "Description of the Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus. In this section, "Ecolab," "we," "us" and "our" are references to Ecolab Inc. only and not to any of its subsidiaries.

Issuer	Ecolab Inc.
Securities Offered	$250,000,000 aggregate principal amount of 4.800% notes due 2030, which constitute a further issuance of our 4.800% notes due 2030, initially issued on March 24, 2020, and will be consolidated and form a single series with the previously issued and currently-outstanding $500,000,000 aggregate principal amount of our 4.800% notes due 2030. The terms of the notes offered hereby will be the same as those of the previously issued notes, except for the public offering price and the initial interest accrual date.
Maturity	The notes will mature on March 24, 2030.
Interest	The interest rate per annum on the notes will be 4.800%. Interest on the notes will be payable semi-annually in arrears on March 24 and September 24 of each year, beginning September 24, 2020.
Optional Redemption	We may at our option redeem the notes, at any time in whole or from time to time in part, at the applicable redemption price described under "Description of the Notes—Optional Redemption."
Offer to Repurchase upon a Change of Control Repurchase Event	If we experience a "Change of Control Repurchase Event" (as defined in this prospectus supplement), unless we have exercised our option to redeem the notes in whole, we will be required to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. See "Description of the Notes—Offer to Repurchase upon a Change of Control Repurchase Event."

Priority	The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior indebtedness. The notes will be effectively junior to any existing or future secured indebtedness of ours to the extent of the value of the assets securing such indebtedness.
As a holding company, our cash flow and our ability to pay our debt depends, in part, on the amount of cash that we receive from our subsidiaries. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary's creditors. As of December 31, 2019, after giving pro forma effect to this offering, we had approximately $7.1 billion of indebtedness outstanding on a consolidated basis, of which $82.9 million of subsidiary indebtedness would be structurally senior to the notes.
Restrictive Covenants	The indenture governing the notes contains certain restrictions, including restricting our ability and the ability of certain of our subsidiaries to create or incur secured indebtedness. Certain sale and leaseback transactions are similarly restricted. See "Description of the Notes—Certain Covenants of the Company."
Use of Proceeds	We intend to use the net proceeds from the sale of the notes for general corporate purposes, which may include, without limitation, repayment of commercial paper borrowings. See "Use of Proceeds." The underwriters may have a "conflict of interest" under Rule 5121(f)(5)(C)(ii) of the Financial Industry Regulatory Authority, Inc. Conduct Rules. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

Further Issues	We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) and ranking equally and ratably with the notes, as described under "Description of the Notes—General." Any additional debt securities having such similar terms, together with the notes offered hereby and the previously issued notes, will constitute a single series of securities under the indenture.
Form and Denomination	We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company ("DTC"). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking S.A. and Euroclear Bank SA/NV will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Risk Factors	Investing in the notes involves risks. See "Risk Factors" for a description of certain risks you should particularly consider before investing in the notes.
Trustee	Wells Fargo Bank, National Association.
Governing Law	New York.

Summary Consolidated Financial Data and Other Data

              The following table sets forth summary consolidated financial data and other data of Ecolab as of and for each of the years ended December 31, 2019, 2018, 2017, 2016 and 2015. The summary consolidated financial and other data as of December 31, 2019 and 2018 and for each of the years ended December 31, 2019, 2018 and 2017 have been derived from our audited consolidated financial statements that are incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary consolidated financial and other data as of December 31, 2017, 2016 and 2015 and for each of the years ended December 31, 2016 and 2015 have been derived from our audited consolidated financial statements that are not incorporated by reference into this prospectus supplement or the accompanying prospectus. The summary consolidated financial data and other data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes and the other financial and statistical information included in our Annual Report on Form 10-K for the year ended December 31, 2019, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Year ended December 31,
	2019	2018	2017	2016	2015(1)
	(in millions)
Operations:
Net sales	$14,906.3	$14,668.2	$13,835.9	$13,151.8	$13,545.1
Cost of sales (including special charges(2))	8,723.4	8,625.9	8,064.2	7,533.9	7,223.5
Selling, general and administrative expenses	3,957.5	3,968.6	3,825.3	3,708.2	4,345.5
Special (gains) and charges	211.6	126.7	(3.7)	39.5	414.8

Operating income	2,013.8	1,947.0	1,950.1	1,870.2	1,561.3
Other (income) expense(3)	(76.3)	(79.9)	(67.3)	(43.8)	—
Net interest expense(4)	191.2	222.3	255.0	264.6	243.6
Income before income taxes	1,898.9	1,804.6	1,762.4	1,649.4	1,317.7
Provision for income taxes	322.7	364.3	243.8	402.9	300.5

Net income including noncontrolling interest	1,576.2	1,440.3	1,518.6	1,246.5	1,017.2
Less: Net income attributable to noncontrolling interest(5)	17.3	11.2	14.0	17.5	15.1

Net income attributable to Ecolab	$1,558.9	$1,429.1	$1,504.6	$1,229.0	$1,002.1

Financial position (end of period):
Current assets	$4,828.4	$4,677.7	$4,594.3	$4,279.4	$4,447.5
Property, plant and equipment, net	3,954.9	3,836.0	3,707.1	3.365.0	3,228.3
Goodwill, intangible and other assets	12,085.8	11,560.8	11,662.1	10,685.8	10,965.9

Total assets	$20,869.1	$20,074.5	$19,963.50	$18,330.2	$18,641.7

Current liabilities	$3,630.6	$3,685.6	$3,475.2	$3,019.4	$4,764.4
Long-term debt	5,973.5	6,301.6	6,758.3	6,145.7	4,260.2
Postretirement health care and pension benefits	1,088.0	944.3	1,025.5	1,019.2	1,117.1
Other liabilities	1,451.2	1,089.4	1,050.7	1,175.0	1,519.6

Total liabilities	$12,143.3	$12,020.9	$12,309.7	$11,359.3	$11,661.3

Ecolab shareholders' equity	8,685.3	8,003.2	7,583.6	6,901.1	6,909.9
Noncontrolling interest	40.5	50.4	70.2	69.8	70.5

Total equity	8,725.8	8,053.6	7,653.8	6,970.9	6,980.4

Total liabilities and equity	$20,869.1	$20,074.5	$19,963.5	$18,330.2	$18,641.7

(1)
Financial data for 2015 is not presented on a comparable basis due to the adoption of ASU 2014-09, Revenue from Contracts with Customers.

(2)
Cost of sales includes special charges of $38.5 in 2019, $9.3 in 2018, $44.0 in 2017, $66.0 in 2016 and $80.6 in 2015.

(3)
Other (income) expense includes special charges of $9.5 in 2019.

(4)
Net interest expense includes special charges of $0.2 in 2019, $0.3 in 2018 and $21.9 in 2017.

(5)
Net income attributable to non-controlling interest includes special charges of $12.8 in 2015.

RISK FACTORS

              You should carefully consider the following risk factors, the risk factors described in Item 1A of Ecolab's Annual Report on Form 10-K for the year ended December 31, 2019 and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before investing in the notes. These risks and uncertainties are not the only ones facing us. There may be other risks that a prospective investor should consider that are relevant to such investor's own particular circumstances or generally.

Risks Related to Our Business

Severe public health outbreaks, epidemics or pandemics, such as coronavirus disease-19 (COVID-19), may materially and adversely impact our business.

              Our business could be materially and adversely affected by the effect of a public health outbreak, epidemic or pandemic. The United States and other countries have experienced, and may experience in the future, public health outbreaks such as COVID-19, Zika virus, Avian Flu, SARS and H1N1 influenza. A prolonged occurrence of a contagious disease such as these could result in a significant downturn in the foodservice, hospitality, energy and travel industries, or economies generally, and also may result in health or other government authorities imposing restrictions on travel further impacting our end markets. Any of these events could result in a significant drop in demand for some of our products and services and materially and adversely affect our business.

              In December 2019, a novel strain of coronavirus, which causes COVID-19, emerged in Wuhan, Hubei Province, China. While initially the COVID-19 outbreak was largely concentrated in China and caused significant disruptions to its economy and businesses elsewhere with significant supply chain relationships with China, it has now spread to many other countries, and infections have been reported globally, including in the United States. Government actions to reduce novel coronavirus transmissions by limiting social interactions have significantly impacted our restaurant and hospitality customers, negatively affecting demand for our products in these segments. The extent of the negative impact of the COVID-19 pandemic on our results of operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the economic impact and the duration of the outbreak, new information that may emerge concerning the severity of COVID-19 and the actions to contain the novel coronavirus or treat its impact, among others. The novel coronavirus has had a negative impact on market conditions and customer demand, particularly from our restaurant and hospitality industry customers, and could adversely affect our supply chain as a result of, among other factors, energy price volatility. We anticipate that the slowdown in business activity in our end markets as a result of the COVID-19 pandemic will negatively impact our results of operations, but we are not yet able to estimate the extent of the negative impact on our results of operations due to the pandemic's rapidly evolving and expanding effects.

Risks Related to the Notes

The notes are our senior unsecured obligations and structurally subordinated to the existing and future liabilities of our subsidiaries.

              The notes are our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other existing and future senior and unsubordinated obligations. The notes are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

              We are a holding company and our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to meet our payment obligations on the notes, whether in the form of dividends, distributions, loans or other payments. In addition, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon the subsidiaries' earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of such subsidiary's creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior in right of payment to that held by us. As of December 31, 2019, after giving pro forma effect to this offering, we had approximately $7.1 billion of indebtedness outstanding on a consolidated basis, of which $82.9 million of subsidiary indebtedness would be structurally senior to the notes.

Negative covenants in the indenture will have a limited effect.

              The indenture governing the notes contains only limited negative covenants that apply to us and certain of our subsidiaries. These covenants do not limit the amount of additional debt that we may incur and do not require us to maintain any financial ratios or specific levels of worth, revenues, income, cash flows or liquidity. Accordingly, the indenture does not protect holders of the notes in the event we experience significant adverse changes in our financial condition or results of operations. In light of the limited negative covenants applicable to the notes, holders of the notes may be structurally or contractually subordinated to new lenders.

Our credit ratings may not reflect all risks of your investments in the notes.

              Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency's rating should be evaluated independently of any other agency's rating.

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

              The notes offered hereby will be part of an existing series of securities with no established trading market. We do not intend to list the notes on a national securities exchange. While the underwriters of the notes have advised us that they currently intend to make a market in the notes, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:

  •
  that a market for the notes will develop or continue;

  •
  as to the liquidity of any market that does develop; or

  •
  as to your ability to sell your notes or the price at which you may be able to sell your notes.

We may not be able to repurchase the notes upon a change of control.

              Upon the occurrence of a Change of Control Repurchase Event, each holder of notes will have the right to require us to repurchase all or any part of such holder's notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. The terms of our existing credit facilities and other financing arrangements may require repayment of amounts outstanding in the event of a change of control and limit our ability to fund the repurchase of the notes in certain circumstances. If we experience a Change of Control Repurchase Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes.

 USE OF PROCEEDS

              We expect that the net proceeds to us from the sale of the notes offered hereby will be approximately $271.9 million (after deducting underwriting discounts and our offering expenses, and excluding approximately $0.2 million (assuming the settlement date for this offering occurs on March 31, 2020) payable to us in respect of interest accrued on the notes offered hereby for the period from and including March 24, 2020 to, but excluding, the delivery date for this offering). We intend to use the net proceeds for general corporate purposes, which may include, without limitation, repayment of commercial paper borrowings. To the extent that net proceeds from this offering are applied to repay outstanding commercial paper held by any of the underwriters or their respective affiliates, they will receive proceeds of this offering through the repayment of that indebtedness. If 5% or more of the net proceeds of this offering (not including underwriting discounts) is used to repay such commercial paper held by the underwriters or their respective affiliates, this offering will be conducted in accordance with Rule 5121 of the FINRA Conduct Rules. In such event, the underwriters will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer.

CAPITALIZATION

              The following table sets forth, as of December 31, 2019, our consolidated short-term debt and capitalization on an actual basis and as adjusted to give effect to the issuance of the notes. You should read the information in this table in conjunction with "Use of Proceeds" and Ecolab's consolidated financial statements and related notes thereto which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2019
	Actual	As Adjusted
	(in millions)
Short-term debt:
Commercial paper(1)	$55.1	$55.1
Notes payable	24.6	24.6
Long-term debt, current maturities(2)	300.9	300.9

Total short-term debt	$380.6	$380.6

Long-term debt:
4.320% private placement senior notes due 2023	$249.6	$249.6
2.250% senior notes due 2020(3)	300.0	300.0
4.350% senior notes due 2021	1,018.3	1,018.3
2.375% senior notes due 2022	497.8	497.8
3.250% senior notes due 2023	398.5	398.5
1.000% euro senior notes due 2024	628.4	628.4
2.625% euro senior notes due 2025	630.0	630.0
2.700% senior notes due 2026	744.5	744.5
3.250% senior notes due 2027	495.4	495.4
5.500% senior notes due 2041	451.9	451.9
3.700% senior notes due 2046	246.2	246.2
3.950% senior notes due 2047	610.4	610.4
4.800% senior notes due 2030(4)	—	766.7
Other long-term debt	3.4	3.4
Long-term debt, current maturities(2)	(300.9)	(300.9)

Total long-term debt	5,973.5	6,740.2

Stockholders' equity:
Common stock	359.6	359.6
Additional paid-in capital	5,907.1	5,907.1
Retained earnings	9,993.7	9,993.7
Accumulated other comprehensive loss	(2,089.7)	(2,089.7)
Treasury stock	(5,485.4)	(5,485.4)
Noncontrolling interest	40.5	40.5

Total stockholders' equity	8,725.8	8,725.8

Total long-term debt and stockholders' equity	$14,699.3	$15,466.0

(1)
As of March 13, 2020, we had outstanding commercial paper borrowings of $1,091.9 million at a weighted average interest rate (on a bond equivalent yield basis) of approximately 1.01% per annum and having a weighted average maturity of approximately 49 days.
(2)
Includes $300.0 million of 2.250% senior notes due 2020, which were retired at maturity in January 2020 in accordance with their terms.
(3)
Retired at maturity in January 2020 in accordance with their terms.
(4)
As adjusted reflects the previously issued notes and the notes offered hereby.

 DESCRIPTION OF THE NOTES

              The following description of the particular terms of the notes supplements the description of the general terms and provisions of the "debt securities" set forth in the accompanying prospectus, to which reference is made. References to "we," "us," "our" and "the Company" in this section are only to Ecolab Inc. and not to its subsidiaries.

General

              The notes will be issued under an indenture dated as of January 12, 2015, between us and Wells Fargo Bank, National Association, as trustee (the "base indenture"), and the related eighth supplemental indenture, dated as of March 24, 2020 (the "supplemental indenture" and, together with the base indenture, the "indenture"), between us and Wells Fargo Bank, National Association, as trustee.

              The notes offered hereby constitute a further issuance of our 4.800% notes due 2030, initially issued on March 24, 2020, and will be consolidated and form a single series with the previously issued and currently-outstanding $500,000,000 aggregate principal amount of our 4.800% notes due 2030. The notes offered hereby will have the same CUSIP number as, and will trade interchangeably with, the previously issued notes immediately upon settlement. The issuance of the notes offered hereby will increase the aggregate principal amount of the notes of that series to $750,000,000.

              The notes will be our senior unsecured obligations and will rank equally in right of payment to our other senior debt from time to time outstanding. The notes will be structurally subordinated to all liabilities of our subsidiaries, including trade payables. Since we conduct many of our operations through our subsidiaries, our right to participate in any distribution of the assets of a subsidiary when it winds up its business is subject to the prior claims of the creditors of the subsidiary. This means that your right as a holder of the notes will also be subject to the prior claims of these creditors if a subsidiary liquidates or reorganizes or otherwise winds up its business. Unless we are considered a creditor of the subsidiary, your claims will be recognized behind these creditors. The notes will be effectively junior to any existing or future secured indebtedness of ours to the extent of the value of the assets securing such indebtedness. As of December 31, 2019, after giving pro forma effect to this offering, we had approximately $7.1 billion of indebtedness outstanding on a consolidated basis, of which $82.9 million of subsidiary indebtedness would be structurally senior to the notes.

              The indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue under the indenture and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the notes offered hereby, issue additional debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) and ranking equally and ratably with the notes offered hereby. Any additional debt securities having such similar terms, together with the notes offered hereby and the previously issued notes, will constitute a single series of securities under the indenture.

              The notes will mature on March 24, 2030.

              The notes will bear interest at the rate of 4.800% per annum from the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for. We will make interest payments on the notes semi-annually in arrears on March 24 and September 24 of each year, beginning September 24, 2020, to the holders of record at the close of business on the immediately preceding March 10 and September 10, respectively (whether or not a business day). Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

              If an interest payment date, redemption date or the maturity date with respect to the notes falls on a day that is not a business day, the payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date, redemption date or the maturity date, as the case may be, to the date the payment is made. Interest payments for the notes offered hereby will include accrued interest from and including March 24, 2020 or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the interest payment date or the date of maturity, as the case may be.

              As used in this prospectus supplement, a business day means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York City or place of payment.

              The notes will be issued only in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

              No service charge will be made for any transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

              The notes offered hereby will be represented by one or more global securities registered in the name of a nominee of DTC. Except as described under "—Book-Entry Delivery and Settlement," the notes will not be issuable in certificated form.

Optional Redemption

              We may redeem the notes at any time in whole or from time to time in part, in each case at our option, prior to December 24, 2029 (three months prior to the maturity date of the notes) (the "Par Call Date"), at a redemption price equal to the greater of:

  (i)
  100% of the principal amount of the notes to be redeemed on the redemption date; and

  (ii)
  as determined by the Quotation Agent, the sum of the present values of the principal amount of the notes to be redeemed and remaining scheduled payments of interest thereon (not including any portion of such payments of interest accrued as of the redemption date) from the redemption date to the Par Call Date, in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus      basis points

plus, in each case, accrued and unpaid interest, if any, to but excluding the redemption date.

              In addition, we may redeem the notes at any time in whole or from time to time in part, at our option, on or after the Par Call Date at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date.

              Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

              "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term (as measured from the date of redemption) of the notes to be redeemed calculated as if the maturity date of the notes were the Par Call Date (the "Remaining Life") that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such notes.

              "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

              "Quotation Agent" means any Reference Treasury Dealer appointed by us.

              "Reference Treasury Dealer" means (i) BofA Securities, Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer and (ii) one other Primary Treasury Dealer selected by us.

              "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

              "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

              Notice of any redemption will be delivered at least 30 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed by us or by the trustee on our behalf; provided that notice of redemption may be delivered more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the notes. Once notice of redemption is delivered, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the redemption date. We must notify the trustee of the redemption date and of the principal amount of the notes to be redeemed at least 45 days prior to the redemption date, unless a shorter period is satisfactory to the trustee.

              Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient, as determined by us, to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed will be selected by lot by the trustee, subject to Applicable Procedures (as defined below) of DTC, in the case of notes represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of notes that are not represented by a global security.

Sinking Fund

              The notes offered hereby will not be entitled to any sinking fund.

Offer to Repurchase upon a Change of Control Repurchase Event

              If a Change of Control Repurchase Event (as defined below) occurs, unless we have exercised our right to redeem the notes in whole as described above, we will make an offer to each holder of notes to repurchase all or any part (in integral multiples of $1,000) of that holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such notes repurchased plus any accrued and unpaid interest on the notes repurchased to the date of repurchase.

              Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control (as defined below), but after the public announcement of the transaction or transactions that constitute or may constitute a Change of Control, we will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

              We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

              On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

  •
  accept for payment all notes or portions of notes (in integral multiples of $1,000) properly tendered pursuant to our offer;

  •
  deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

  •
  deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer's certificate stating the aggregate principal amount of notes being repurchased by us.

              The paying agent will promptly deliver to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, that each new note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

              We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

              The definition of "Change of Control" includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of "all or substantially all" of our assets and those of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain.

    Definitions

              "Applicable Procedures" means, with respect to any payment, tender, redemption, transfer or exchange of or for the beneficial interests in any global security, the rules and procedures of DTC so long as the notes are evidenced by such global security that apply to such payment, tender, redemption, transfer or exchange.

              "Below Investment Grade Rating Event" means the rating on the notes is lowered by each of the Rating Agencies and the notes are rated below Investment Grade by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or our intention to effect a Change of Control; provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

              "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries;

  (2)
  the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in

    Section 13(d)(3) of the Exchange Act), other than us or one or more of our wholly-owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock.

              Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company; and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company. The term "person," as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

              "Change of Control Repurchase Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

              "Continuing Director" means, as of any date of determination, any member of our Board of Directors who (1) was a member of our Board of Directors on the date of the issuance of the notes; or (2) was nominated for election, elected or appointed to our Board of Directors with the approval of a majority of the Continuing Directors who were members of our Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).

              Under a Delaware Chancery Court interpretation of a change of control repurchase requirement with a continuing director provision, a board of directors may approve a slate of shareholder nominated directors without endorsing them or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit our Board of Directors to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a "Change of Control Triggering Event" that would trigger your right to require us to repurchase the notes as described above.

              "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

              "Moody's" means Moody's Investors Service, Inc. and its successors.

              "Rating Agency" means (1) each of Moody's and S&P; and (2) if either Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" as defined in Section 3(a)(62) of the Exchange Act, selected by us as a replacement agency for Moody's or S&P, or both, as the case may be.

              "S&P" means S&P Global Ratings, a division of S&P Global Inc., and its successors.

              "Voting Stock" of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants of the Company

              You can find the definitions of certain terms used in this section under "—Certain Definitions."

              Restrictions on Liens. The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed (herein referred to as "Debt") if such Debt is secured by any mortgage, security interest, pledge, lien or other encumbrance (herein referred to as a "mortgage") upon any Operating Property (as defined under "—Certain Definitions" below) of the Company or any Restricted Subsidiary or any shares of stock or Debt of any Restricted Subsidiary, whether owned at the date of the issuance of the notes or thereafter acquired, without effectively securing the notes equally and ratably with such Debt for at least the period such other Debt is so secured unless, after giving effect thereto, the aggregate amount of all Debt so secured (not including Debt permitted in clauses (1) through (7) in the following sentence), together with all Attributable Debt (as defined under "—Certain Definitions" below) in respect of Sale and Leaseback Transactions involving Operating Properties pursuant to clause (2) under "—Restrictions on Sale and Leaseback Transactions" in existence at such time would not exceed 15% of Consolidated Net Tangible Assets (as defined under "—Certain Definitions" below).

              The foregoing restriction does not apply to, and therefore shall be excluded in computing secured Debt for the purpose of such restriction, Debt secured by:

  (1)
  mortgages on Operating Property, shares of stock or Debt of any entity existing at the time such entity becomes a Restricted Subsidiary, provided that such mortgages are not incurred in anticipation of such entity's becoming a Restricted Subsidiary;

  (2)
  mortgages on Operating Property, shares of stock or Debt existing at the time of acquisition thereof by the Company or a Restricted Subsidiary or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on Operating Property, shares of stock or Debt to secure any Debt incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof or, in the case of Operating Property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such Operating Property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;

  (3)
  mortgages to secure Debt owing to the Company or to a Restricted Subsidiary;

  (4)
  mortgages on Operating Property, shares of stock or Debt existing on March 24, 2020;

  (5)
  mortgages on Operating Property, shares of stock or Debt of a person existing at the time such person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

  (6)
  mortgages on Operating Property, shares of stock or Debt in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the Operating Property subject to such mortgages; or

  (7)
  extensions, renewals or replacements, in whole or in part, of any mortgage referred to in the foregoing clauses (1) through (6), provided, however, that the principal amount of Debt secured thereby will not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement.

              Restrictions on Sale and Leaseback Transactions. Sale and Leaseback Transactions by the Company or any Restricted Subsidiary with a third party of any Operating Property are prohibited (except for temporary leases for a term, including renewals, of not more than 60 months and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) unless the net proceeds of such Sale and Leaseback Transactions are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company) of the Operating Property to be leased and:

  (1)
  the Company or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled, as described in clauses (1) through (7) of the second paragraph under the caption "—Restrictions on Liens" herein, without equally and ratably securing the notes, to issue, assume or guarantee Debt secured by a mortgage on such Operating Property;

  (2)
  the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transactions (other than such Sale and Leaseback Transactions as are referred to in clause (1) or (3) of this paragraph), plus the aggregate principal amount of Debt secured by mortgages on Operating Properties then outstanding (excluding any such Debt secured by mortgages described in clauses (1) through (7) of the second paragraph under the caption "—Restrictions on Liens" herein) which do not equally and ratably secure the notes, would not exceed 15% of Consolidated Net Tangible Assets; or

  (3)
  the Company, within 180 days after the sale or transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Operating Property (as determined in good faith by the Board of Directors of the Company) so sold and leased back at the time of entering into such Sale and Leaseback Transaction to

  (a)
  retire (other than any mandatory retirement, mandatory repayment or sinking fund payment or by payment at maturity) notes or other Debt of the Company or a Restricted Subsidiary (other than Debt subordinated to the notes) having a Stated Maturity (as defined in the indenture) more than 12 months from the date of such application or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application or

  (b)
  purchase, construct or develop one or more Operating Properties (other than that involved in such Sale and Leaseback Transaction);

provided that the amount to be so applied pursuant to clause (3) will be reduced by the principal amount of notes delivered within 180 days after such sale or transfer to the trustee for retirement and cancellation.

Restricted and Unrestricted Subsidiaries

              The restrictive provisions described above under "—Certain Covenants of the Company" are applicable to the Company and its Restricted Subsidiaries and do not apply to Unrestricted Subsidiaries. The assets and liabilities of Unrestricted Subsidiaries are not consolidated with those of the Company and its Restricted Subsidiaries in calculating Consolidated Net Tangible Assets under the indenture.

              "Unrestricted Subsidiaries" are defined as (1) any Subsidiary substantially all of whose physical properties are located, or substantially all of whose business is carried on, outside the United States and Canada, (2) any finance Subsidiary and (3) any Subsidiary of an Unrestricted Subsidiary. In addition, the Board of Directors may designate any other Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any mortgage on any Operating Property of, the Company or any Restricted Subsidiary of the Company; provided that the Subsidiary to be so designated has total assets at the time of such designation of $5 million or less. "Restricted Subsidiaries" are all Subsidiaries other than Unrestricted Subsidiaries.

              The term "Subsidiary" means, among other things, any corporation or other entity of which the Company directly or indirectly owns or controls more than 50% of the total voting power of the shares of capital stock (or equivalent) entitled to vote in the election of directors (or equivalent).

              Neither the Company nor any Restricted Subsidiary may transfer an Operating Property or shares of stock or Debt of a Restricted Subsidiary to an Unrestricted Subsidiary.

              An Unrestricted Subsidiary may not be designated a Restricted Subsidiary unless, after giving effect thereto, the aggregate amount of all Debt of the Company and its Restricted Subsidiaries secured by mortgages which would otherwise be subject to the restrictions described under "—Certain Covenants of the Company—Restrictions on Liens" and the Attributable Debt in respect of all Sale and Leaseback Transactions pursuant to clause (2) under "—Certain Covenants of the Company—Restrictions on Sale and Leaseback Transactions" in existence at such time does not at the time exceed 15% of Consolidated Net Tangible Assets.

Certain Definitions

              "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in the Sale and Leaseback Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges or any amounts required to be paid by such lessee thereunder contingent upon monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

              "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries after deducting therefrom (a) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangibles and (b) all current liabilities (excluding any current liabilities for money borrowed having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower), all as reflected in the Company's latest audited consolidated balance sheet contained in the Company's most recent annual report to its stockholders prior to the time as of which "Consolidated Net Tangible Assets" will be determined.

              "Operating Property" means any manufacturing or processing plant, warehouse or distribution center, together with the land upon which it is situated located within the United States or in Canada and owned and operated now or hereafter by the Company or any Restricted Subsidiary and having a net book value on the date as of which the determination is being made of more than 1.0% of Consolidated Net Tangible Assets other than property which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole.

              "principal" of a security means principal amount of, and, unless the context indicates otherwise, includes any premium payable on the security.

              "United States" and "U.S." means the United States of America (including the States and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.

Form, Exchange and Transfer

              As the notes will be represented by one or more global securities, the notes will not be transferable or exchangeable except in the limited circumstances set forth in the indenture.

              Further, if the Company redeems, in whole or in part, the notes, the Company will not be required to (i) register, transfer or exchange any security during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of any securities selected for redemption and ending at the close of business on the day of such transmission or (ii) register, transfer or exchange any registered security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

Payment and Paying Agents

              Payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor securities) is registered at the close of business on the record date for such interest.

              The trustee will initially act as paying agent for the notes. We may change the paying agent without prior notice to the holders of the notes, and we or any of our subsidiaries may act as paying agent. For so long as the notes are represented by one or more global securities, all payments of principal and interest will be made through the paying agent by wire transfer to DTC or its nominee, as the case may be, as the registered owner of the global securities. In the event that definitive notes are issued, all payments of principal and interest will be made through the paying agent by wire transfer to the accounts of the registered holders of such definitive notes, provided, that we may elect to make such payments at the office of the paying agent in Minneapolis, Minnesota or by check mailed to the registered holders.

Merger, Consolidation and Sale of Assets

              The Company will not consolidate with or merge into another corporation or other entity or sell, convey, transfer or lease all or substantially all its assets to another corporation or other entity, unless:

  (1)
  the corporation or other entity formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or lease is made (A) is incorporated or otherwise organized under the laws of the United States, any state thereof or the District of Columbia and (B) expressly assumes, by supplemental indenture, executed and delivered by such corporation or other entity, all the obligations of the Company under the indenture and the notes; and

  (2)
  immediately after giving effect to such consolidation, merger, sale, conveyance, transfer or lease, no default shall have occurred and be continuing.

              Clause (2) of the immediately preceding sentence will not apply to (X) any sale, conveyance, transfer or lease between the Company and one or more of its subsidiaries, (Y) any merger of the Company into one of its subsidiaries or (Z) any merger of the Company into one of its affiliates for the purpose of reincorporating or reorganizing.

              The surviving or successor entity formed by any such consolidation or into which the Company is so merged or to which such sale, conveyance, transfer or lease is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture with the same effect as if such successor entity had been named as the Company in the indenture, and thereafter, except in the case of a lease, the Company will be relieved of and discharged from all obligations and covenants under the indenture and the notes.

Events of Default

              The indenture defines an event of default with respect to the notes as being any one of the following events:

  (1)
  default for 30 days in any payment of interest on any of the notes when due;

  (2)
  default in any payment of principal of any of the notes when due either at maturity, upon redemption, by declaration or otherwise;

  (3)
  default for 60 days after appropriate notice in performance of any other covenant or agreement in the indenture applicable to the notes; or

  (4)
  certain events of bankruptcy, insolvency or reorganization.

              If an event of default (other than an event of default described in clause (4) above) occurs and is continuing, the trustee or the holders of 25% or more in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on such notes to be immediately due and payable. If an event of default described in clause (4) above occurs and is continuing, then the principal amount of and all accrued but unpaid interest on all of the notes shall automatically, and without any declaration or any other action on the part of the trustee or any holder, become due and payable immediately.

              Any event of default may be waived by the holders of a majority in principal amount of the outstanding notes, except a failure to pay principal of or interest on the notes.

              The indenture requires the Company to file annually with the trustee an officer's certificate as to the Company's compliance with all conditions and covenants under the indenture. The indenture provides that the trustee will, within 90 days after the occurrence of a default or event of default in respect of the notes known by it, transmit by mail to all holders of the notes notice of such default or event of default, unless such default has been cured or waived. The trustee will be protected in withholding notice to the holders of the notes of any default (except in payment of principal, premium or interest) if a responsible officer of the trustee in good faith determines that withholding of such notice is in the interests of the holders of the notes.

              If an event of default occurs and is continuing, the indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders of the notes unless such holders have offered to the trustee security or indemnity satisfactory to it. Subject to such provisions for indemnification and certain other rights of the trustee, the indenture provides that the holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. However, the indenture provides that the trustee need not take any action which would be unduly prejudicial to the holders not joining such direction.

              No holder of a note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless (1) such holder has previously given to the trustee written notice of one or more events of default, (2) the holders of not less than 25% in principal amount of the outstanding notes have made a written request to the trustee to take action in respect of the matter, (3) such holders have offered to the trustee security and indemnity satisfactory to it, (4) the trustee, for 60 days after receipt of such notification, request and offer of indemnity has neglected or refused to institute any such proceeding and (5) no direction inconsistent with such written request has been given to the trustee during such 60 day period by the holders of a majority in principal amount of the outstanding notes. However, the holder of a note will have an absolute right to receive payment of the principal of and interest on such note on or after the due dates expressed in such note and to institute suit for the enforcement of any such payment.

Modification and Waiver

              The indenture provides that, with the consent of the holders of a majority in aggregate principal amount of the outstanding notes, the Company and the trustee may enter into an indenture or supplemental indentures for the purpose of modifying or changing the indenture or the rights of the holders of the notes; provided, however, that no such supplemental indenture may, without the consent of the holder of each outstanding note, (1) extend the stated maturity of the principal of, or any installment of interest on, any note, (2) reduce the principal amount of or the interest on or any premium payable upon redemption of any note, (3) change the place of payment where, or the currency in which the principal of and premium, if any, or interest on such note is denominated or payable, (4) alter the provisions with respect to the redemption or repurchase of such note, (5) reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of maturity, (6) impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), (7) reduce the percentage in principal amount of the outstanding notes that is required for a supplemental indenture or waiver or (8) waive an event of default in the payment of principal of, or interest or premium, if any, on any note.

              The holders of at least a majority of the principal amount of the outstanding notes may on behalf of the holders of all the notes waive compliance by the Company with certain restrictive provisions of the indenture.

              The indenture also permits the Company and the trustee to amend the indenture in certain circumstances, without the consent of the holders of the notes, to evidence the merger of the Company or the replacement of the trustee and for certain other purposes.

Legal Defeasance and Covenant Defeasance

              The indenture provides that, at the Company's option, either (1) the Company will be deemed to have been discharged from its obligations with respect to the notes on the first day after the applicable conditions set forth below have been satisfied or (2) the Company will be deemed to have effected covenant defeasance with respect to the notes at any time after the applicable conditions set forth below have been satisfied:

  (a)
  the Company has deposited or caused to be deposited irrevocably with the trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the notes (i) money in an amount, or (ii) U.S. government obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient to pay and discharge each installment of principal of and premium, if any, and interest on, the outstanding notes on the dates such installments of interest or principal and premium are due, accompanied, except in the event of clause (i) of this subparagraph (a), by a report as to the sufficiency of the amount deposited from an independent certified accountant or other financial professional of national standing;

  (b)
  no default with respect to the notes has occurred and is continuing on the date of such deposit (other than a default resulting from the borrowing of funds and the grant of any related lien to be applied to such deposit); and

  (c)
  the Company has delivered to the trustee an opinion of counsel to the effect that holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the Company's exercise of its option and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such action had not been exercised and, in the case of the notes being discharged, accompanied by a ruling to that effect received from or published by the United States Internal Revenue Service (the "IRS").

Satisfaction and Discharge

              The indenture will be discharged, and will cease to be of further effect, as to the notes when:

  (a)
  either:

  (i)
  all of the notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and the notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, have been delivered to the trustee for cancellation; or

    (ii)
    all of the notes that have not been delivered to the trustee for cancellation (A) have become due and payable, (B) will become due and payable at their stated maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption and, in the case of the provisions described in (A), (B) or (C), as applicable, of this clause (ii), the Company has irrevocably deposited or caused to be irrevocably deposited with the trustee or paying agent as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on the notes for principal and premium, if any, and interest to the date of such deposit (in the case of notes that have become due and payable) or the stated maturity or redemption date, as the case may be; and

  (b)
  the Company has paid or caused to be paid all other sums payable by it under the indenture with respect to the notes.

              In addition, the Company must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture with respect to the notes have been complied with.

The Trustee

              Wells Fargo Bank, National Association, is the trustee for the notes and for other outstanding debt securities of the Company. In the ordinary course of business, the trustee and affiliates of the trustee have engaged and may in the future engage in commercial banking transactions with the Company and its affiliates.

No Personal Liability of Directors, Officers, Employees and Stockholders

              No director, officer, employee, incorporator or stockholder of the Company, and no director, officer, employee, incorporator, member or stockholder of or any subsidiary of the Company, as such, will have any liability for any obligations of the issuer under the notes, or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the notes, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

              Any notice required to be given to a holder of a note may be mailed to the holder at such holder's address appearing in the security register; provided, that in the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the trustee shall constitute sufficient notice for every purpose under the indenture. Notice of any event (including any notice of redemption or repurchase) to a holder of a note represented by a global security (whether by mail or otherwise) will be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

Book-Entry Delivery and Settlement

    Global Notes

              We will issue the notes offered hereby in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

    DTC

              Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

              DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Direct Participants") deposit with DTC and facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The DTC rules applicable to its participants are on file with the SEC.

              We have provided the description of the operations and procedures of DTC in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. None of the Company, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

              We expect that under procedures established by DTC:

  •
  upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of Direct Participants designated by the underwriters with portions of the principal amounts of the global notes; and

  •
  ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of Direct Participants, and the records of Direct and Indirect Participants, with respect to interests of persons other than Direct Participants.

              The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

              So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the applicable indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the applicable indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a Direct or Indirect Participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the applicable indenture or a global note.

              Neither the Company nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes, or any acts or omissions of DTC.

              Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit Direct Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in the names of nominees for such owners. The participants will be responsible for those payments.

              The information in this section concerning DTC and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

    Certificated Notes

              We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by a global note upon surrender by DTC of the global note if:

  •
  DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

  •
  an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

  •
  we determine not to have the notes represented by a global note.

              Neither the Company nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect DTC participant in identifying the beneficial owners of the notes. The Company and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes.

Governing Law

              The indenture is and the notes will be, governed by, and construed in accordance with, the laws of the State of New York.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

              The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes offered hereby ("new notes") purchased pursuant to and at the price indicated on the cover of this prospectus supplement. Except as specifically described below, this discussion applies only to a non-U.S. holder (as defined below) that holds such new notes as "capital assets" (generally, property held for investment purposes) for U.S. federal income tax purposes. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury Regulations, judicial decisions, published positions of the IRS and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as broker dealers, banks, insurance companies and other financial institutions, expatriates, tax-exempt organizations, persons subject to alternative minimum tax, taxpayers who are required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements or persons that are, or hold their new notes through, partnerships or other pass-through entities) or to persons that hold new notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. Moreover, this discussion does not address any non-U.S., state or local tax considerations, any aspect of the Medicare tax on net investment income or any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

              This discussion is not intended to be tax advice. Holders should consult their tax advisors as to the particular U.S. federal income tax consequences to them of owning and disposing of the new notes, as well as the effects of other U.S. federal tax laws or state, local and non-U.S. tax laws.

              A "non-U.S. holder" means any beneficial owner of a new note (as determined for U.S. federal income tax purposes), other than a partnership or other pass-through entity, that is not a "U.S. holder." For purposes of this discussion, a "U.S. holder" means a beneficial owner of a new note (as determined for U.S. federal income tax purposes) that, for U.S. federal income tax purposes is, or is treated as, a citizen or individual resident of the United States, a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

              If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a new note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

              Qualified reopening. We intend to treat the issuance of the new notes as a "qualified reopening" of the previously issued notes. Debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Accordingly, we intend to treat the new notes as having the same issue date, the same issue price and the same adjusted issue price as the previously issued notes, for U.S. federal income tax purposes. The remainder of this discussion assumes that the issuance of the new notes will be treated as a qualified reopening of the previously issued notes.

              Pre-issuance accrued interest. A portion of the purchase price of the new notes offered hereby is attributable to the amount of interest that would have accrued on such notes since March 24, 2020 had they been outstanding since that time (the "pre-issuance accrued interest"). Pursuant to certain U.S. Treasury Regulations, we intend to treat a portion of the stated interest payment due on the first interest payment date on the new notes offered hereby equal to any pre-issuance accrued interest as a return of such pre-issuance accrued interest and not as taxable interest on the new notes. Accordingly, U.S. holders and non-U.S. holders should be able to treat a portion of the stated interest payment due on the first interest payment date on the new notes offered hereby as a non-taxable return of any pre-issuance accrued interest paid by such holders, rather than as taxable interest. In addition, if a U.S. holder or non-U.S. holder were to sell or otherwise dispose of a new note offered hereby in a taxable transaction prior to the first interest payment date, such holder should exclude the pre-issuance accrued interest from its amount realized and its adjusted tax basis with respect to such note.

              Amortizable bond premium. If the amount paid by a U.S. holder for a new note (excluding any amount attributable to pre-issuance accrued interest as described above) exceeds the stated principal amount of such new note, such U.S. holder will generally be considered to have purchased such new note with bond premium. Generally, a U.S. holder may elect to amortize bond premium under the constant yield method over the remaining term of the new note. If a U.S. holder elects to amortize bond premium, the election will apply to all taxable debt instruments having bond premium that such U.S. holder owns or subsequently acquires on or after the first day of the first taxable year to which the election applies, and the election may not be revoked without the consent of the IRS. Amortizable bond premium will be treated as an offset to interest income of an new note rather than as a separate item of deduction. If a U.S. holder does not elect to amortize bond premium, then that premium will decrease the gain or increase the loss such U.S. holder would otherwise recognize on the disposition of such new note.

              Stated interest. Subject to the discussion in "—Foreign Account Tax Compliance Act" below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on interest paid or accrued on a new note if: (1) the interest is not effectively connected with a U.S. trade or business conducted by the non-U.S. holder (or, in the case of certain tax treaties, is not attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States); and (2) the non-U.S. holder satisfies the following requirements:

  (1)
  the non-U.S. holder does not actually or constructively, directly or indirectly, own 10% or more of our voting stock;

  (2)
  the non-U.S. holder is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership; and

  (3)
  the non-U.S. holder certifies to its non-U.S. status and that no withholding is required pursuant to the Foreign Account Tax Compliance Act, discussed below, on an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable form).

              Alternatively, a non-U.S. holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid on the new notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States and, where required by an applicable treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the U.S. (generally, by providing an IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the non-U.S. holder's conduct of a trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States), the non-U.S. holder will generally be subject to U.S. federal income tax on a net basis in the same manner as if it was a U.S. person and, if it is a foreign corporation, may also be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate).

              If a non-U.S. holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (or, where required by an applicable treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States), the non-U.S. holder generally will be subject to U.S. withholding tax on payments of stated interest, currently imposed at 30%. Under certain income tax treaties, the U.S. withholding rate on payments of interest may be reduced or eliminated, provided the non-U.S. holder complies with the applicable certification requirements (generally, by providing a properly completed IRS Form W-8BEN, W-8BEN-E or other applicable form).

              Disposition. Subject to the discussion in "—Foreign Account Tax Compliance Act" below, a non-U.S. holder generally will not be subject to U.S. federal income tax (or any withholding thereof) with respect to gain, if any, recognized on the sale, exchange, redemption or other disposition of a new note, unless:

  (1)
  the non-U.S. holder holds the new note in connection with the non-U.S. holder's conduct of a U.S. trade or business (and, where required by an applicable treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States); or

  (2)
  in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which gain is recognized and certain other conditions are met.

              If the first exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax (but not U.S. withholding tax) on a net basis in the same manner as if it was a U.S. person and, if it is a foreign corporation, may also be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). If the second exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the new notes) exceed capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty.

              To the extent that the amount realized on a sale, exchange, retirement or other disposition of the new notes is attributable to accrued but unpaid interest on the new notes, it generally will be treated in the same manner as described in "—Stated interest" above.

              Foreign Account Tax Compliance Act. Pursuant to sections 1471 through 1474 of the Code (such provisions commonly known as "FATCA"), withholding at a rate of 30% is generally required in certain circumstances on interest payments in respect of new notes held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S.

entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which may exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Similarly, in certain circumstances, interest payments in respect of new notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which will in turn be provided to the IRS. Accordingly, the entity through which each new note is held will affect the determination of whether withholding under the rules described in this paragraph is required.We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the new notes.

UNDERWRITING (CONFLICTS OF INTEREST)

              BofA Securities, Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to the underwriters named below, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Underwriter	Principal amount of Notes
BofA Securities, Inc.	$50,000,000
Citigroup Global Markets Inc.	50,000,000
Goldman Sachs & Co. LLC	50,000,000
MUFG Securities Americas Inc.	27,500,000
U.S. Bancorp Investments, Inc.	27,500,000
Credit Suisse Securities (USA) LLC.	15,000,000
J.P. Morgan Securities LLC	15,000,000
SMBC Nikko Securities America, Inc.	15,000,000

Total	$250,000,000

              We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discount

              The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may offer the notes to certain dealers at such price less a concession not in excess of 0.400% of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession not in excess of 0.250% of the principal amount of the notes.

              The expenses of the offering, not including the underwriting discount, payable by us are estimated at $690,000.

              The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the notes and in total:

	Per Note	Total
Underwriting discount	0.650%	$1,625,000

No Public Market

              The notes offered hereby will be part of an existing series of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, the underwriters are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, the notes may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Short Positions

              In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than it is required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

              Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Conflicts of Interest

              To the extent that net proceeds from this offering are applied to repay commercial paper held by the underwriters or their respective affiliates, they will receive proceeds of this offering through the repayment of that indebtedness. If 5% or more of the net proceeds of this offering (not including underwriting discounts) is used to repay such outstanding commercial paper held by the underwriters or their respective affiliates, this offering will be conducted in accordance with Rule 5121 of the FINRA Conduct Rules. In such event, the underwriters will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer. Pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes are "investment grade rated," as defined by FINRA Rule 5121(f)(8).

              The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, the underwriters or their affiliates are agents and/or lenders on our multicurrency revolving credit facility, for which they received customary compensation. The underwriters or their respective affiliates may receive a portion of the net proceeds of this offering to the extent that such proceeds are applied to retire commercial paper held by the underwriters or their respective affiliates.

              In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters or their respective affiliates routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect the future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

              Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

    Notice to Prospective Investors in the European Economic Area and the United Kingdom

              This prospectus supplement is not a prospectus for the purposes of Regulation (EU) 2017/97 (the "Prospectus Regulation").

              The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area or the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"), (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a "qualified investor" as defined in the Prospectus Regulation. Consequently no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the European Economic Area or the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the European Economic Area or the United Kingdom may be unlawful under the PRIIPS Regulation.

    Notice to Prospective Investors in the United Kingdom

              Each underwriter has represented and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the "FSMA"), received by it in connection with the issue or sale of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

    Notice to Prospective Investors in Hong Kong

              The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

    Notice to Prospective Investors in Japan

              The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Law No. 25 of 1948, as amended, the "FIEL") and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

    Notice to Prospective Investors in Singapore

              This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

              Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore ("Regulation 32").

              Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries" rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

    Notice to Prospective Investors in Switzerland

              The notes are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this prospectus supplement nor any accompanying prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This prospectus supplement and accompanying prospectus may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this prospectus supplement and accompanying prospectus or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.

    Notice to Prospective Investors in Canada

              The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

              Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

              Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

              The validity of the notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters relating to the notes will be passed upon for the underwriters by Mayer Brown LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated into this prospectus supplement and the accompanying prospectus by reference to the Ecolab Inc. Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

Debt Securities

        We may offer debt securities from time to time, in one or more offerings. We will provide the specific terms of any offering and debt securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement and any free writing prospectus carefully before you make your investment decision.

        We may offer and sell debt securities on an immediate, continuous or delayed basis directly to investors or to or through underwriters, dealers or agents, or through a combination of these methods.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or free writing prospectus which will describe the method and terms of the offering.

        Investing in our debt securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in the prospectus supplement relating to any specific offering of debt securities and in other documents that we file with the Securities and Exchange Commission (the "SEC") before deciding to invest in our debt securities. See "Risk Factors" on page 2 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 2, 2017.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell debt securities as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of, among other things, the debt securities that we may offer. Each time that debt securities are sold, a prospectus supplement or free writing prospectus containing specific information about the terms of that offering and the particular debt securities will be provided. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and in any free writing prospectus issued by us. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate on any date other than the date of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement or free writing prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement or free writing prospectus nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or free writing prospectus or in our affairs since the date of this prospectus or any applicable prospectus supplement or free writing prospectus.

        Unless otherwise stated or the context otherwise requires, references in this prospectus to "Ecolab," "we," "our," "us," "the Company" or similar references are to Ecolab Inc. and its consolidated subsidiaries.

RISK FACTORS

        Investing in our debt securities involves risks. Before investing in our debt securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled "Risk Factors" in any prospectus supplement, in our most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to such Annual Report on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in our other filings with the SEC. These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC, including the registration statement of which this prospectus is a part, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC Public Reference Room in Washington, D.C. by calling the SEC at (800) 732-0330. Our filings are also available to the public from the website maintained by the SEC at http://www.sec.gov.

        The SEC's rules allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Information that we file subsequent to the date of this prospectus with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing of this registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016;

  •
  our Quarterly Reports on Form 10-Q for the periods ended March 31, 2017, June 30, 2017 and September 30, 2017; and

  •
  our Current Reports on Form 8-K filed on February 23, 2017, April 3, 2017, May 5, 2017, June 23, 2017, August 3, 2017, August 10, 2017 and September 5, 2017.

        We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise. You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or orally. To receive any such copy, call or write:

Ecolab Inc.
1 Ecolab Place
St. Paul, Minnesota 55102
Attn: Corporate Secretary
1-800-232-6522

        Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

        General information about us, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.ecolab.com/investor as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings.

FORWARD-LOOKING STATEMENTS

        This prospectus, and the documents incorporated herein by reference, may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those of such forward-looking statements. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. In this prospectus, and the documents incorporated by reference herein, we discuss expectations regarding our business, financial condition and results of operations. Without limiting the foregoing, words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "we believe," "we expect," "estimate," "project" (including the negative or variations thereof) or similar terminology, generally identify forward-looking statements. Forward-looking statements may also represent challenging goals for us. These statements, which represent our expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such forward-looking statements. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made.

        Additional risks and uncertainties that may affect operating results and business performance are set forth under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2017, June 30, 2017 and September 30, 2017, which are incorporated by reference herein, and include:

  •
  the vitality of the markets we serve including the impact of oil price fluctuations on the markets served by our Global Energy segment;

  •
  the impact of economic factors such as the worldwide economy, capital flows, interest rates, foreign currency risk and reduced sales and earnings in our international operations resulting from the weakening of local currencies versus the U.S. dollar;

  •
  our ability to attract and retain high caliber management talent to lead our business;

  •
  our ability to execute key business initiatives, including enterprise resource planning system upgrades;

  •
  potential information technology infrastructure failures or breaches in data security;

  •
  exposure to global economic, political and legal risks related to our international operations including with respect to our operations in Russia;

  •
  the costs and effects of complying with laws and regulations, including those relating to the environment and to the manufacture, storage, distribution, sale and use of our products;

  •
  the occurrence of litigation or claims, including related to the Deepwater Horizon oil spill;

  •
  our ability to develop competitive advantages through innovation;

  •
  difficulty in procuring raw materials or fluctuations in raw material costs;

  •
  our substantial indebtedness;

  •
  our ability to acquire complementary businesses and to effectively integrate such businesses;

  •
  restraints on pricing flexibility due to contractual obligations;

  •
  pressure on operations from consolidation of customers, vendors or competitors;

  •
  public health epidemics;

  •
  potential losses arising from the impairment of goodwill or other assets;

  •
  potential loss of deferred tax assets;

  •
  changes in tax law and unanticipated tax liabilities;

  •
  potential chemical spill or release;

  •
  potential class action lawsuits;

  •
  the loss or insolvency of a major customer or distributor;

  •
  acts of war or terrorism;

  •
  natural or man-made disasters;

  •
  water shortages;

  •
  severe weather conditions; and

  •
  other uncertainties or risks reported from time to time in our reports to the SEC.

        You should carefully consider all of the information in or incorporated by reference into this prospectus and any accompanying prospectus supplement or free writing prospectus prior to investing in our debt securities. Additional risk factors may be included in a prospectus supplement or free writing prospectus relating to a particular series or offering of debt securities. Except as may be required under applicable law, we do not undertake, and expressly disclaim, any duty to update our forward-looking statements.

ECOLAB INC.

        With 2016 sales of $13.2 billion, we are the global leader in water, hygiene and energy technologies and services that protect people and vital resources. We deliver comprehensive solutions and on-site service to promote safe food, maintain clean environments, optimize water and energy use, and improve operational efficiencies for customers in the food, healthcare, energy, hospitality and industrial markets in more than 170 countries. Our cleaning and sanitizing programs and products and pest elimination services support customers in the foodservice, food and beverage processing, hospitality, healthcare, government and education, retail, textile care and commercial facilities management sectors. Our products and technologies are also used in water treatment, pollution control, energy conservation, oil production and refining, steelmaking, papermaking, mining and other industrial processes.

        Our principal executive offices are located at 1 Ecolab Place, St. Paul, Minnesota 55102. Our telephone number at our principal executive offices is 1-800-232-6522. Our Internet website address is www.ecolab.com. The information contained on our website is not incorporated by reference in this prospectus. Our common stock is listed and traded on the New York Stock Exchange under the trading symbol "ECL."

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement or other offering material, we intend to use the net proceeds from the sale of our debt securities for general corporate purposes. General corporate purposes may include repayment of debt, repurchase of shares of our common stock, capital expenditures, acquisitions and any other purposes that may be stated in any prospectus supplement or other offering material. The net proceeds may be invested temporarily or applied to repay short-term or revolving debt until they are used for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30, 2017	Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges(1)	5.93x	5.60x	5.03x	5.89x	4.78x	3.92x

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and income or loss from equity investees plus fixed charges. Fixed charges consist of gross interest expense and amortized premiums and discounts plus an amount equivalent to interest included in rental charges.

 DESCRIPTION OF DEBT SECURITIES

        As used in this "Description of Debt Securities" section of this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. As used in this "Description of Debt Securities" section of this prospectus, references to "Ecolab," "we," "our," "us," "the Company" or similar references are to Ecolab Inc., the issuer of the debt securities. We may offer secured or unsecured debt securities which may be senior or subordinated and which may be convertible or non-convertible. Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, debt securities will be issued in one or more series under an indenture dated as of January 12, 2015, between Ecolab Inc. and Wells Fargo Bank, National Association, as trustee, which has been filed as an exhibit to the registration statement of which this prospectus is a part.

        The following description briefly summarizes certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement or free writing prospectus and the extent, if any, to which the general terms and provisions described below may apply to such debt securities will be described in the applicable prospectus supplement or free writing prospectus. The terms of the debt securities will include those set forth in the applicable indenture and the applicable indenture supplement or company order, if any, and those made a part of the applicable indenture by the Trust Indenture Act of 1939, as amended. You should read the description below, the applicable prospectus supplement or free writing prospectus and the provisions of the applicable indenture and the applicable indenture supplement or company order, if any, in their entirety before investing in any of the debt securities. The statements and descriptions in this prospectus or in any prospectus supplement or free writing prospectus regarding terms and provisions of the applicable indenture, any applicable indenture supplement or company order and any debt securities are summaries thereof, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture and any such supplements, company orders and debt securities, including the definitions therein of certain terms.

        Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. The prospectus supplement or free writing prospectus relating to any particular series of debt securities will describe the specific terms of such debt securities. Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, the issuer of debt securities of a particular series may issue additional debt securities of such series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement or free writing prospectus. Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, the debt securities will not be listed on any securities exchange.

        We expect the debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement or other offering material, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

        Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or free writing prospectus. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement or other offering material.

        The debt securities and the indenture under which the debt securities are issued will be governed by and construed in accordance with the laws of the State of New York.

        Wells Fargo Bank, National Association, is the trustee under the indenture, and is anticipated to be appointed as the paying agent, conversion agent, registrar and custodian with regard to the debt securities. Wells Fargo Bank, National Association and its affiliates currently provide, and may in the future provide, banking and other services to us and our subsidiaries in the ordinary course of their respective businesses, for which they receive, or will receive, customary fees and reimbursement of expenses. We may also appoint a different trustee with respect to one or more series of debt securities.

PLAN OF DISTRIBUTION

        We may sell the debt securities being offered hereby in one or more of the following ways from time to time:

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  to or through underwriters, brokers or dealers;

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  directly to purchasers;

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  through agents; or

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  through a combination of any of these methods.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or free writing prospectus. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or free writing prospectus.

        The specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation, for any securities offered hereunder will be identified in the applicable prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

        Underwriters, brokers, dealers or agents that participate in the offer of securities, or their affiliates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

 LEGAL MATTERS

        The validity of the debt securities offered by this prospectus and any prospectus supplement will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois and for any underwriters or agents by counsel named in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        With respect to the unaudited financial information of Ecolab Inc. for the three-month periods ended March 31, 2017 and 2016, the six-month periods ended June 30, 2017 and 2016, and the nine-month periods ended September 30, 2017 and 2016, incorporated by reference into this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 4, 2017, August 3, 2017 and November 2, 2017 incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated into this prospectus by reference to the Ecolab Inc. Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$250,000,000

Ecolab Inc.

4.800% Notes due 2030

Prospectus Supplement
March 27, 2020

Joint Book-Running Managers

BofA Securities

Citigroup

Goldman Sachs & Co.

MUFG

US Bancorp

Co-Managers

Credit Suisse

J.P. Morgan

SMBC Nikko